As filed with the Securities and Exchange Commission on January 19, 2022.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act Of 1933
Banyan Acquisition Corporation
(Exact name of registrant as specified in its charter)
Delaware	6700	86-2556699
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
400 Skokie Blvd
Suite 820
Northbrook, Illinois 60062
(847)-757-3812
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Jerry Hyman Chairman 400 Skokie Blvd Suite 820 Northbrook, Illinois 60062 (847) 757-3812	Keith Jaffee Chief Executive Officer 400 Skokie Blvd Suite 820 Northbrook, Illinois 60062 (847) 757-3812
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Mark D. Wood Timothy J. Kirby Evan S. Borenstein Katten Muchin Rosenman LLP 575 Madison Avenue New York, New York 10022 Tel: (212) 940-8800	Stuart Neuhauser Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300
Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-258599
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Series A common stock, $0.0001 par value, and one-half of one redeemable warrant(2)	1,150,000 Units	$10.00	$11,500,000	$1066.05
Shares of Class A common stock included as part of the units(3)	1,150,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	575,000 Warrants	—	—	—(4)
Total			$11,500,000	$1066.05(5)

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-258599).

(3)
Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)
Pursuant to Rule 457(g) under the Securities Act, no additional fee.

(5)
The Registrant previously registered securities having a proposed maximum aggregate offering price of $230,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-258599), which was declared effective by the Securities and Exchange Commission on January 19, 2022. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $11,500,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
This Registration Statement on Form S-1 is being filed with respect to the registration of 1,150,000 additional units of Banyan Acquisition Corporation, a Delaware corporation (the “Registrant”), each consisting of one share of Class A common stock and one-half of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-258599) (the “Prior Registration Statement”), initially filed by the Registrant on August 6, 2021 and declared effective by the Securities and Exchange Commission on January 19, 2022. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.
CERTIFICATION
The Registrant hereby certifies to the Securities and Exchange Commission (the “Commission”) that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business as of January 20, 2022), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than January 20, 2022.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.   Exhibits and Financial Statement Schedules.
(a)   Exhibits.   All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-258599) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:
Exhibit No.	Description
5.1	Opinion of Katten Muchin Rosenman LLP
23.1	Consent of Marcum LLP
23.2	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, State of Illinois, on the 19th day of January, 2022.
BANYAN ACQUISITION CORPORATION
By:
/s/ Keith Jaffee

Name:   Keith Jaffee
Title:     Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date
/s/ Jerry Hyman Jerry Hyman	Chairman	January 19, 2022
/s/ Keith Jaffee Keith Jaffee	Chief Executive Officer and Director (Principal Executive Officer)	January 19, 2022
/s/ George Courtot George Courtot	Chief Financial Officer (Principal Financial and Accounting Officer)	January 19, 2022
/s/ Bruce Lubin Bruce Lubin	Director	January 19, 2022
/s/ Otis Carter Otis Carter	Director	January 19, 2022
/s/ Peter Cameron Peter Cameron	Director	January 19, 2022